FORM OF

INVESTMENT ADVISORY AGREEMENT

BETWEEN

SSGA FUNDS MANAGEMENT, INC.

AND

SKIPJACK STRATEGIC REAL RETURN CAYMAN FUND LTD.

This Agreement is made as of this 15th day of April, 2015, between Skipjack Strategic Real Return Cayman Fund Ltd., a Cayman Islands exempted company (the “Company”), and SSgA Funds Management, Inc., a Massachusetts corporation (the “Adviser”).

WHEREAS, the Company is a wholly-owned subsidiary of State Street Strategic Real Return Portfolio (the “Fund”), a series of State Street Institutional Investment Trust, a Massachusetts business trust (the “Trust”);

WHEREAS, the purpose of the Company is to facilitate the implementation of the Fund’s investment strategies, in particular with respect to investments in commodity futures and other commodity-related derivative instruments;

WHEREAS, the Adviser is in the business of providing investment advisory services; and

WHEREAS, the Company desires to retain the Adviser to render investment advisory services to the Company and the Adviser is willing to render such services;

NOW, THEREFORE, in consideration of the mutual agreements contained herein, the Company and Adviser agree as follows:

1.	APPOINTMENT OF ADVISER. The Company hereby appoints the Adviser to act as investment adviser to the Company for the period and on the terms set forth in this Agreement. The Adviser accepts such appointment and agrees to render the services herein set forth. The Company warrants that the Adviser has been duly appointed to act hereunder.

2.	ADVISORY DUTIES. Subject to the supervision of the Board of Directors of the Company (the “Board”), the Adviser shall manage the investment operations and determine the composition of the portfolio of the Company, including the purchase, retention and disposition of the securities and other instruments held by the Company, in accordance with the Company’s Memorandum and Articles of Association and the Fund’s investment objective and policies as stated in the then current prospectus and Statement of Additional Information for the Fund contained in the Trust’s Registration Statement on Form N-1A (the “Registration Statement”), as such prospectus and Statement of Additional Information are amended or supplemented from time to time. The Adviser’s duties hereunder are subject to the following understandings:

(a)	The Adviser shall provide supervision of investments, furnish a continuous investment program for the Company, determine from time to time what investments or securities will be purchased, retained or sold by the Company, and what portion of the assets will be invested or held uninvested as cash;

(b)	The Adviser, in the performance of its duties and obligations under this Agreement, shall act in conformity with the Memorandum and Articles of Association of the Company and the Registration Statement, and with the instructions and directions of the Board, provided, however, the Adviser shall not be responsible for acting contrary to any of the foregoing that are changed without notice of such change to the Adviser; and the Adviser shall conform to and comply with the applicable requirements of the 1940 Act and all other applicable federal or state laws and regulations;

(c)	The Adviser shall promptly communicate to the officers and Directors of the Company such information relating to transactions of the Company as they may reasonably request. On occasions when the Adviser deems the purchase or sale of a security to be in the best interest of the Company as well as other clients, the Adviser, to the extent permitted by applicable laws and regulations, may aggregate the securities to be sold or purchased, provided that all accounts are treated equitably and fairly. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transactions, shall be made by the Adviser in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Company and to such other clients;

(d)	The Adviser shall maintain books and records with respect to the Company’s securities transactions and shall render to the Company’s Board and the Fund such periodic and special reports as either the Board or the Fund may reasonably request;

(e)	The Adviser shall provide the Company and the Fund with a list of all securities transactions as reasonably requested by the Company or the Fund;

(f)	The investment advisory services of the Adviser to the Company under this Agreement are not to be deemed exclusive, and the Adviser shall be free to render similar services to others.

3.

EXECUTION AND ALLOCATION OF PORTFOLIO BROKERAGE COMMISSIONS. The Adviser, subject to and in accordance with the Fund’s investment objective and policies as stated in the Fund’s Registration Statement as it may be amended from time to time, shall place, in the name of the Company, orders for the execution of the securities transactions in which the Company is authorized to invest. When placing such orders, the primary objective of the Adviser shall be to obtain the best net price and execution (“best execution”) for the Company but this requirement shall not be deemed to obligate the Adviser to place any order solely on the basis of obtaining the lowest commission rate if the other standards set forth in this section have been satisfied. The Company recognizes that there are likely to be many cases in which different brokers are equally able to provide such best execution and that, in selection among such brokers with respect to particular trades, it is desirable to choose those brokers who furnish “brokerage and research services” (as defined in Section 28(e)(3) of the Securities and Exchange Act of 1934) or statistical quotations and other information to the Company and/or the Adviser in accordance with the standards set forth below. Moreover, to the extent that it continues to be lawful to do so and so long as the Company will benefit, directly or indirectly, by doing so, the Adviser may place orders with a broker who charges a higher commission than another broker would have charged for effecting that transaction, provided that the excess commission is reasonable in relation to the value of brokerage and research services provided by that broker. Accordingly, the Company and the Adviser agree that the Adviser shall select brokers for the execution of any Company’s securities transactions from among:

(a)	Those brokers and dealers who provide brokerage and research services, or statistical quotations and other information to the Company, specifically including the quotations necessary to determine the Company’s net assets, in such amount of total brokerage as may reasonably be required in light of such services.

(b)	Those brokers and dealers who provide brokerage and research services to the Adviser which relate directly to portfolio securities, actual or potential, of the Company, or which place the Adviser in a better position to make decisions in connection with the management of the Company’s assets, whether or not such data may also be useful to the Adviser in managing other portfolios or advising other clients, in such amount of total brokerage as may reasonably be required.

The Adviser agrees that no investment decision will be made or influenced by a desire to provide brokerage for allocation in accordance with the foregoing, and that the right to make such allocation of brokerage shall not interfere with the Adviser’s primary duty to obtain the best execution for the Company.

4.	BOOKS AND RECORDS. The Adviser shall keep the Company’s books and records required to be maintained by it pursuant to paragraph 2(d) hereof. The Adviser agrees that all records which it maintains for the Company are the property of the Company and it shall surrender promptly to the Company any of such records upon the Company’s request. The Adviser further agrees to preserve, if applicable on behalf of the Fund, for the periods prescribed by Rule 31a-2 of the Securities and Exchange Commission (the “Commission”) under the 1940 Act any such records as are required to be maintained by Rule 31a-1(f) of the Commission under the 1940 Act. Nothing herein shall prevent the Adviser from maintaining its own records as required by law, which may be a duplication of the Company’s records.

5.

REPORTS TO ADVISER. The Company agrees to furnish the Adviser at its principal office all prospectuses, proxy statements, reports to stockholders, sales literature or other material prepared for distribution to shareholders of the Company or the public, which refer in any way to the Adviser, if reasonably practicable ten (10) days prior to use thereof and not to use such material if the Adviser should object thereto in writing within seven (7) days after receipt of such material; provided, however, that the Adviser hereby approves all uses of its name which merely refer in accurate terms to its appointment as investment adviser hereunder, which merely identifies the Company, or which are required by the Commission, a state securities commission or other similar body in another relevant jurisdiction. In the event of termination of this Agreement, the Company shall, on written request of the Adviser, forthwith delete any reference to the Adviser from any materials described in the preceding sentence. The Company shall furnish or otherwise make available to the Adviser such other information relating to the business affairs of the Company as the Adviser at any time, or from time to time, reasonably requests in order to discharge its obligations hereunder.

6.	PROXIES. Unless the Company gives written instructions to the contrary, the Adviser shall vote or not vote all proxies solicited by or with respect to the issuers of securities in which assets of the Company may be invested. The Adviser shall use its best good faith judgment to vote or not vote such proxies in a manner which best serves the interests of the Company’s shareholders.

7.	EXPENSES. During the term of this Agreement, the Adviser shall pay all of its own expenses incurred by it in connection with its activities under this Agreement. The Company shall bear all expenses that are incurred in its operation. Said expenses to be borne by the Company will include, but not be limited to, the following (or the Company’s proportionate share of the following): (a) brokerage commissions relating to securities purchased or sold by the Company or any losses incurred in connection therewith; (b) fees payable to and expenses incurred on behalf of the Company’s administrator; (c) expenses of organizing the Company; (d) fees and expenses of registering and maintaining the registration of the Company’s shares under federal securities laws and making and maintaining any notice filings required under any state and non U.S. securities laws; (e) fees and salaries payable to the Company’s directors and officers who are not officers or employees of the Adviser or any underwriter of the Company; (f) taxes (including any income or franchise taxes) and governmental fees; (g) costs of any liability, uncollectible items of deposit and other insurance or fidelity bonds; (h) any costs, expenses or losses arising out of any liability of or claim for damage or other relief asserted against the Company for violation of any law; (i) legal, accounting and auditing expenses; (j) charges of custodians, transfer agents and other agents; (k) costs of preparing share certificates (if any); and (l) any extraordinary expenses (including fees and disbursements of counsel) incurred by the Company.

8.

LIMITATION OF ADVISER’S LIABILITY. In the absence of (a) willful misfeasance, bad faith or gross negligence on the part of the Adviser in performance of its obligations and duties hereunder, (b) reckless disregard by the Adviser of its obligations and duties hereunder, or (c) a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services (in which case, any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the 1940 Act), the Adviser shall not be subject to any liability whatsoever to the Company or the Fund, or to any shareholder of the Company or the Fund, for any error of judgment, mistake of law or any other act or omission in the course of, or connected with, rendering services hereunder including, without limitation, for any losses that may be sustained in connection with the purchase, holding, redemption or sale of any security on behalf of the Company.

9.	DURATION AND TERMINATION.

(a)	This Agreement shall become effective with respect to the Company on the date hereof. This Agreement, unless sooner terminated as provided herein, shall continue for two years following the effective date of this Agreement with respect to the Company, and thereafter shall continue for periods of one year so long as such continuance is specifically approved at least annually (a) by the vote of a majority of those members of the Board of Trustees of the Trust who are not parties to this Agreement or “interested persons” (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting such approval, and (b) by the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Fund in accordance with the provisions of the 1940 Act.

(b)	This Agreement may be terminated by the Company at any time, without the payment of any penalty, by the Board of Trustees of the Trust or by the majority vote of either the entire Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Fund (in accordance with the provisions of the 1940 Act) on 60 days’ written notice to the Adviser. This Agreement may also be terminated by the Adviser on 90 days’ written notice to the Company. This Agreement will automatically and immediately terminate in the event of its assignment (as defined in the 1940 Act and the rules thereunder).

10.	CHOICE OF LAW. This Agreement shall be construed in accordance with the laws of The Commonwealth of Massachusetts and any applicable federal law.

11.	LIMITATION OF LIABILITY. Neither the Fund nor the Trust are a party to this Agreement. Notwithstanding that, the parties to the Agreement are on notice that the Declaration of Trust dated February 16, 2000, as amended from time to time, establishing the Trust, which is hereby referred to and a copy of which is on file with the Secretary of The Commonwealth of Massachusetts, provides that the name State Street Institutional Investment Trust means the trustees from time to time serving (as trustees but not personally) under such Declaration of Trust. It is expressly acknowledged and agreed that any obligations of the Trust or the Fund hereunder shall not be binding upon any of the shareholders, trustees, officers, employees or agents of the Trust, personally, but shall bind only the trust property of the Trust, as provided in its Declaration of Trust.

12.	CERTAIN REPRESENTATIONS. The Company represents that it is a Qualified Eligible Person as defined in Commodity Futures Trading Commission (“CFTC”) Rule 4.7. In accordance with a commodity pool operator (“CPO”) delegation agreement entered into by each member of the board of directors of the Company and the Adviser, the Adviser is the CPO of the Company and in such capacity the Adviser relies on the relief provided under CFTC Rule 4.7.

PURSUANT TO AN EXEMPTION FROM THE COMMODITY FUTURES TRADING COMMISSION IN CONNECTION WITH POOLS WHOSE PARTICIPANTS ARE LIMITED TO QUALIFIED ELIGIBLE PERSONS, AN OFFERING MEMORANDUM FOR THIS POOL IS NOT REQUIRED TO BE, AND HAS NOT BEEN, FILED WITH THE COMMISSION. THE COMMODITY FUTURES TRADING COMMISSION DOES NOT PASS UPON THE MERITS OF PARTICIPATING IN A POOL OR UPON THE ADEQUACY OR ACCURACY OF AN OFFERING MEMORANDUM. CONSEQUENTLY, THE COMMODITY FUTURES TRADING COMMISSION HAS NOT REVIEWED OR APPROVED THIS OFFERING OR ANY OFFERING MEMORANDUM FOR THIS POOL.

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered, in one or more counterparts, as an agreement under seal on the date first above written.

Attest:	SKIPJACK STRATEGIC REAL RETURN CAYMAN FUND LTD.

By:	By:
Name:
Title:

Attest:	SSGA FUNDS MANAGEMENT, INC.

By:	By:
Name:
Title: